Exhibit 99.2

Builders FirstSource

SPECIAL MEETING OF BUILDERS FIRSTSOURCE, INC.

Date: Tuesday, December 22, 2020
Time: 9:00 A.M. (Central Time)
Place: 2001 Bryan Street, Suite 1600, Dallas, Texas 75201
See Voting Instruction on Reverse Side.

Please make your marks like this: ☒ **Use dark black pencil or pen only**

The Board of Directors recommends a vote **FOR** proposals 1, 2 and 3.

Proposal	For	Against	Abstain	Directors Recommend
1: Approval of the issuance of shares of Builders FirstSource, Inc. common stock to the stockholders of BMC Stock Holdings, Inc. pursuant to the merger agreement.	☐	☐	☐	For
2: Adoption of an amendment to the charter to increase the number of authorized shares of common stock.	☐	☐	☐	For
3: Approval of the adjournment of the Builders FirstSource, Inc. stockholder meeting to solicit additional proxies if, within three business days prior to the date of the BFS stockholder meeting, there are not sufficient votes to approve the Builders FirstSource, Inc. share issuance proposal or the Builders FirstSource, Inc. charter amendment proposal, or if Builders FirstSource is otherwise required or permitted to do so pursuant to the merger agreement, or to ensure that any supplement or amendment to this joint proxy statement/prospectus is timely provided to Builders FirstSource, Inc. stockholders.	☐	☐	☐	For

To attend the meeting and vote your shares in person, please mark this box. ☐

Authorized Signatures - This section must be completed for your Instructions to be executed.

Please Sign Here ______________ Please Date Above ______________

Please Sign Here ______________ Please Date Above ______________

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

***Builders FirstSource is sensitive to the public health and travel concerns its stockholders may have and recommendations that public health officials may issue in light of the COVID-19 pandemic. As a result, the BFS board of directors may determine to hold the BFS stockholder meeting virtually in addition to, or in lieu of, holding the BFS stockholder meeting in person. In such event, Builders FirstSource will announce that fact as promptly as practicable after making this determination, and details on how to participate will be made available in the press release announcing such determination and will also be posted on its website at https://investors.bldr.com/press-releases. Builders FirstSource encourages you to check its website prior to the BFS stockholder meeting if you plan to attend. Any such announcement would also be filed with the SEC as additional proxy soliciting material.**

← Please separate carefully at the perforation and return just this portion in the envelope provided. ←

Builders FirstSource

Special Meeting of Builders FirstSource, Inc.
to be held on Tuesday, December 22, 2020
for Holders as of November 13, 2020
This proxy is being solicited on behalf of the Board of Directors

VOTE BY:

INTERNET

Go To
www.proxypush.com/BLDR
- Cast your vote online.
- View meeting documents.

OR

TELEPHONE

Call
866-490-6854
- Use any touch-tone telephone.
- **Have your Proxy Card/Voting Instruction Form ready.**
- Follow the simple recorded instructions.

OR

MAIL

- Mark, sign and date your Proxy Card/Voting Instruction Form.
- Detach your Proxy Card/Voting Instruction Form.
- Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

The undersigned hereby appoints Donald F. McAleenan and Peter M. Jackson, and each of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes each of them to vote all the shares of capital stock of Builders FirstSource, Inc. that the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

PROXY TABULATOR FOR

BUILDERS FIRSTSOURCE, INC.
P.O. BOX 8016
CARY, NC 27512-9903

Please separate carefully at the perforation and return just this portion in the envelope provided.
Revocable Proxy — Builders FirstSource, Inc.
Special Meeting of Stockholders
December 22, 2020 9:00 a.m. (Central Time)
This Proxy is Solicited on Behalf of the Board of Directors
The undersigned appoints Donald F. McAleenan and Peter M. Jackson, each with full power of substitution, to act as proxies for the undersigned, and to vote all shares of common stock of Builders FirstSource, Inc. that the undersigned is entitled to vote at the Special Meeting of Stockholders on Tuesday, December 22, 2020, at 9:00 a.m., Central Time at the offices of Builders FirstSource, Inc. at 2001 Bryan Street, Suite 1600, Dallas, Texas 75201, and any and all adjournments thereof, as set forth below.
This proxy is revocable and will be voted as directed. However, if no instructions are specified, the proxy will be voted FOR Proposals 1, 2 and 3.
(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)